EXHIBIT 10.73

SECOND AMENDMENT AND RATIFICATION
TO PURCHASE AND SALE OF MEMBERSHIP INTERESTS AGREEMENT

THIS SECOND AMENDMENT AND RATIFICATION TO PURCHASE AND SALE OF MEMBERSHIP INTERESTS AGREEMENT (this “Amendment”) is dated as of November 20, 2014, by and among PKY SUSP, LLC, a Delaware limited liability company (“Seller”) and Banyan Street/GAP SUSP Holdings, LLC, a Delaware limited liability company (“Purchaser” and each Seller and Purchaser shall each be a “party” and collectively the “parties”).

RECITALS
A.    Seller and Purchaser entered into that certain Purchase and Sale of Membership Interests Agreement dated October 5, 2014 and that certain Amendment and Ratification to Purchase and Sale of Membership Interests Agreement dated October 29, 2014 (collectively, the “Agreement”).
B.    Seller and Purchaser desire to amend the Agreement as more particularly set forth in this Amendment.
NOW THEREFORE, for and in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties amend the Agreement as follows:

1.    Recitals; Defined Terms. The above recitals are true and correct and incorporated in this Amendment by reference. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

2.    Section 10.1.5. Section 10.1.5 of the Agreement shall be deleted in its entirety and replaced with the following:

“A rent roll for the Properties dated as of November 1, 2014;”
3.    Amendment to SUSP I PSA. Purchaser agrees and consents to Seller entering into an amendment to the SUSP I PSA on or about the date hereof in the form and content previously provided to Purchaser, which amendment, among other things, amends Section 10.1.10 of the SUSP I PSA.

4.    Effectiveness of Amendment. Upon the execution and delivery hereof, the Agreement shall be deemed to be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments shall not operate so as to render invalid or improper any action heretofore taken under the Agreement.

5.    Miscellaneous.

(a)The terms of Sections 15.1 to 15.9 (inclusive), 15.10 (solely as it relates to changes or modifications) and 15.11 of the Agreement shall apply to this Amendment mutatis mutandis, as applicable

(b)Except as modified by this Amendment, all terms and conditions of the Agreement shall remain unmodified and in full force and effect.

[SIGNATURES TO FOLLOW ON NEXT PAGE]

The parties hereto have executed this Amendment effective as of the date set forth above.

PURCHASER:

BANYAN STREET/GAP SUSP HOLDINGS, LLC, a Delaware limited liability company

By:      /s/ Rodolfo Prio Touzet
Name:    Rodolfo Prio Touzet
Title:    Authorized Signatory

SELLER:

PKY SUSP, LLC,
a Delaware limited liability company

By:     /s/ David R. O'Reilly
Name: David R. O'Reilly
Title: Executive Vice President and Chief Financial
Officer

By:     /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and General
Counsel